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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.   )

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                              ERLY Industries Inc.
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                (Name of Registrant as Specified In Its Charter)

                              ERLY Industries Inc.
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                   (Name of Person(s) Filing Proxy Statement)

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Gerald D. Murphy, Chairman              Eugene G. Heller/Philip Bourdillon
Richard N. McCombs, CFO                 Silverman Heller Associates
(213) 879-1480                          (310) 208-2550


FOR IMMEDIATE RELEASE
--------------------


                          ERLY ANNOUNCES LATEST LAWSUIT
                             FROM THE POWELL GROUP


LOS ANGELES, California (October 14, 1997) ERLY Industries Inc. (Nasdaq NM:
ERLY) today announced that it has received notice of a lawsuit initiated by the Powell Group concerning the timing of the annual meeting of American Rice, Inc. ("ARI") (Nasdaq: RICE), a Houston-based processor and marketer of rice and olives in which ERLY has an 81% voting interest.

"Of all the Powell Group's actions against ERLY and its directors," said Gerald
D. Murphy, Chairman and CEO of ERLY, "this is surely the most frivolous, given that ARI's bylaws clearly state that it has until October 30th to hold its annual meeting each year. At the very least, it puts the lie to any claim on Ms. Kelley's part that her real interest is in building shareholder value."
The Powell Group, headed by Nanette Kelley, is currently engaged in a proxy contest in which it seeks to replace the incumbent board of directors of ERLY Industries.

"It is just one more example of Ms. Kelley's willingness to engage in precipitous and trigger-happy behavior in her pursuit of a seat on ERLY's board," continued Mr. Murphy. "We wonder, in fact, whether Ms. Kelley who by her own admission had not even heard of ERLY until several months ago -- even bothered to read ARI's bylaws before filing her latest suit. This is the same Ms. Kelley who, when asked under deposition about an earlier lawsuit she has filed against the directors of ERLY, admitted that she knows nothing about the facts she alleged in that lawsuit."

Under Texas law, if a company does not hold a shareholder meeting every 13 months, a judge may order the company to schedule one. The last shareholder meeting of ARI, whose fiscal year ends March 31, was held on September 26, 1996, or 13 months and 4 days prior to this year's meeting scheduled for October 30, 1997.

ERLY Industries, a diversified agribusiness, operates in three industries. American Rice, Inc., a publicly traded company in which ERLY holds a controlling voting interest, is engaged in the processing, packaging and marketing of rice and olives. Wholly-owned Chemonics Industries, Inc. through its subsidiary Chemonics International, Inc., a consulting corporation, provides public and private-sector management and technical services worldwide. Through its Chemonics Fire-Trol, Inc. and Chemonics Industries (Canada) Ltd. subsidiaries (collectively, "Fire-Trol"), Chemonics Industries is also a major supplier in North America of fire-retardant products for the management of forest fires. Gerald Murphy, Douglas Murphy, William Burgess, Bill McFarland and Alan Weiner are the directors of ERLY. The officers and directors of ERLY own 37% of the outstanding shares of ERLY.